Exhibit 99.1

JAMBA AGREES TO APPOINT TWO NEW INDEPENDENT DIRECTORS

Agrees to appoint James C. Pappas and Glenn W. Welling to Board of Directors

EMERYVILLE, Calif. – January 13, 2015 – Jamba, Inc. (NASDAQ:JMBA), a leading health and wellness brand and the leading retailer of freshly squeezed juice, today announced that it has entered into an agreement to appoint James C. Pappas, Managing Member of JCP Investment Management, LLC, and Glenn W. Welling, Managing Member and Chief Investment Officer of Engaged Capital, LLC, to its Board of Directors, effective immediately, and that each will be included in Jamba’s slate of director nominees for election at the 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”). Jamba also agreed that one current member of the Board would not be re-nominated to stand for election at the 2015 Annual Meeting. With these changes, after the 2015 Annual Meeting the Jamba Board will comprise nine directors, eight of whom are independent.

James D. White, chairman, president and CEO of Jamba, said, “We are pleased to welcome Glenn and James to the Board of Directors, and are confident that their diversified expertise will add valuable perspective to Jamba’s Board as we continue to execute on our growth strategy. Jamba is focused on driving shareholder value as we expand our juicing platform and transition to an asset-light, franchise-focused model. We believe that including representatives from two of Jamba’s large investors is in the best interest of the Company and all shareholders.”

James C. Pappas of JCP Investment Management said, “We are pleased to join Jamba’s Board. We look forward to working with management and the Board to help enhance value for all stockholders.”

Glenn W. Welling of Engaged Capital said, “We appreciate Jamba’s constructive approach and the recent steps that have been taken to enhance shareholder value. Jamba’s commitment to transition to a franchise focused company has the potential to create meaningful value for shareholders, and I look forward to being a part of the team that makes that happen.”

Under the terms of the agreement with Engaged Capital, LLC and certain of its affiliates (“Engaged Capital”), which beneficially own approximately 8.2% of the Company’s outstanding shares, and JCP Investment Management, LLC and certain of its affiliates (“JCP”), which beneficially own approximately 2.3% of the Company’s outstanding shares, JCP and Engaged Capital have agreed to vote their shares in favor of the election of the Company’s slate of directors at the Company’s 2015 Annual Meeting. In addition, JCP will, among other things, withdraw its nomination of candidates to stand for election at the Company’s 2015 Annual Meeting and has agreed to customary standstill provisions through the date that is 45 days prior to the expiration of the Company’s advance notice period for the nomination of directors at the Company’s 2016 Annual Meeting of Stockholders. The full agreement will be filed in a Form 8-K with the Securities and Exchange Commission later today.

Mr. Pappas will serve as a member of the Board’s Nominating and Corporate Governance Committee and as a member of the Audit Committee, and Mr. Welling will serve as a member of the Compensation and Executive Development Committee. The date of the 2015 Annual Meeting has not been set.

About James C. Pappas

James C. Pappas is the Managing Member of JCP Management and the sole member of JCP Holdings. Mr. Pappas has served on the Board of Directors of The Pantry, Inc. (NASDAQ:PTRY), a leading independently operated convenience store chain in the southeastern United States and one of the largest independently operated convenience store chains in the country, since March 2014. Previously, Mr. Pappas served as Chairman of the Board of Directors of Morgan’s Foods, a then publicly traded company, from January 2013 until May 2014, when the company was acquired by Apex Restaurant Management, Inc. Mr. Pappas joined the Board of Morgan’s Foods in February 2012, where he also served as Chairman of the Compensation and Leadership Committee. From 2005 until 2007, Mr. Pappas worked for The Goldman Sachs Group, Inc. (NYSE:GS) in their Investment Banking / Leveraged Finance Division. As part of the Goldman Sachs Leveraged Finance Group, Mr. Pappas advised private equity groups and corporations on appropriate leveraged buyout, recapitalization and refinancing alternatives. Prior to Goldman Sachs, Mr. Pappas worked at Banc of America Securities, the investment banking arm of Bank of America (NYSE:BAC), where he focused on Consumer and Retail Investment Banking, providing advice on a wide range of transactions including mergers and acquisitions, financings, restructurings and buyside engagements. Mr. Pappas received a BBA, and a Masters in Finance from Texas A&M University.

About Glenn W. Welling

Glenn W. Welling is the Founder and Chief Investment Officer of Engaged Capital, LLC, a California based investment firm and registered advisor with the SEC focused on investing in small and mid-cap North American equities. Prior to founding Engaged Capital in February 2012, Mr. Welling was Principal and Managing Director at Relational Investors LLC (“Relational”), a $6 billion activist equity fund and registered investment adviser with the SEC, from June 2008 to October 2011 and served as its consultant from October 2011 until April 2012. Mr. Welling managed Relational’s consumer, healthcare and utility investments and was responsible for investment selection, strategic development and catalyzing change at Relational’s portfolio companies. Prior to Relational and from February 2002 to May 2008, Mr. Welling was a Managing Director at Credit Suisse Group AG (“Credit Suisse”) (NYSE:CS), a leading global financial services company, where he was the Global Head of the Investment Banking Department's Advisory Businesses, which included The Buy-Side Insights (HOLT) Group, Financial Strategy Group and Ratings Advisory Group. Previously, Mr. Welling served as Partner and Managing Director of HOLT Value Associates L.P. (“HOLT”), a then leading provider of independent research and valuation services to asset managers, from October 1999 until January 2002 when HOLT was acquired by Credit Suisse. Prior to HOLT, he was the Managing Director of Valuad U.S., a financial software and training company, and senior manager at A.T. Kearney, one of the world’s largest global management consulting firms. Mr. Welling also teaches executive education courses at The Wharton School of Business and is a frequent speaker at finance and investing conferences. He graduated from The Wharton School of the University of Pennsylvania where he currently serves as the Chairman of the school’s tennis program and as a member of the Wharton School’s Executive Education Board.

About Jamba Juice Company

Founded in 1990, Jamba, Inc. is a leading restaurant retailer of better-for-you, specialty beverage and food offerings, which include great tasting, whole fruit smoothies, fresh squeezed juices and juice blends, hot teas, and a variety of food items including hot oatmeal, breakfast wraps, sandwiches, Artisan Flatbreads™, baked goods, and snacks. As of September 30, 2014, there were 807 Jamba Juice store locations globally. Jamba is a proud sponsor of "Team Up for a Healthy America" in the fight against childhood obesity and encourages fans to join the Team Up community of celebrities, athletes, and other leaders committed to getting kids active and involved at www.myhealthpledge.com. Fans of Jamba Juice can find out more about Jamba Juice's locations as well as specific offerings and promotions by visiting the Jamba Juice website at www.JambaJuice.com or by contacting Jamba's Guest Services team at 1-866-4R-FRUIT (473-7848).

Forward-Looking Statements

This press release (including information incorporated or deemed incorporated by reference herein) contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections as well as the current beliefs and assumptions of the Company’s management. Words such as “outlook”, “believes”, “expects”, “appears”, “may”, “will”, “should”, “anticipates”, or the negative thereof or comparable terminology, are intended to identify such forward looking statements. Any statement that is not a historical fact and any other estimates, projections, future trends and the outcome of events that have not yet occurred, is a forward-looking statement. Forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to factors discussed under the section entitled “Risk Factors” in the Company’s reports filed with the SEC. Many of such factors relate to events and circumstances that are beyond the Company’s control. You should not place undue reliance on forward-looking statements. The Company does not assume any obligation to update the information contained in this press release.

Contact

Investor Relations

Dara Dierks

646-277-1212

investors@jambajuice.com

Media Relations

Mike Fuccillo, Dir. Corporate Communications

mfuccillo@jambajuice.com

510-595-0100, X-7

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